Exhibit 10.2
___________, 2006
Acquicor Technology Inc.
4910 Birch St., Suite 102
Newport Beach, CA 92660
     Re: Acquicor Technology Inc. Initial Public Offering — Letter Agreement
Dear Ladies and Gentlemen:
     This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement”) entered into by and between Acquicor Technology Inc., a Delaware corporation (the “Company”), and ThinkEquity Partners LLC, as representative (the “Representative”) of the several underwriters named on Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each exercisable for one share of Common Stock (the “Warrants”). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as [a stockholder of the Company]1 [a member of Acquicor Management LLC, the majority stockholder of the Company]2, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Representative as follows:
1.     If the Company solicits approval of its stockholders for a Business Combination, the undersigned shall vote (i) all Insider Shares owned by such person in accordance with the majority of the votes cast with respect to IPO Shares by the holders thereof, and (ii) all of the Private Placement Shares and shares that may be acquired by such person in the IPO or in the aftermarket in favor of the Business Combination.
2.     [If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable and in any event no later than the Termination Date, and

[1]	Bracketed text to be included in letter agreement with Acquicor Management LLC, Dr. Clark and Messrs. Kensey and Meidar.

[2]	Bracketed text to be included in letter agreements with certain directors and all officers of and all special advisors to the Company.

(ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”)].3
3.     The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund with respect to such person’s Insider Shares and Private Placement Shares, and hereby waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees not to seek recourse for any such claim against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect to such person’s Insider Shares and Private Placement Shares.
4.     [Upon a Transaction Failure, the undersigned agrees to indemnify and hold harmless the Company, jointly and severally with [___] (collectively, the “Indemnitors”), in accordance with their respective beneficial ownership interests in the Company, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively, “Damages”) to which the Company may become subject as a result of any claim by any target business with whom the Company has a written agreement, such as a letter of intent or confidentiality agreement, except that no such indemnification obligation shall apply to any Damages with respect to or arising out of any claims made by a target business that has signed a release, waiver or similar agreement (whether as part of such written agreement or otherwise) agreeing that it has no recourse to the Trust Fund; provided, however, that the amount of any such indemnification obligation shall be limited to the amount by which such Damages (i) actually reduce the amount of funds in the Trust Fund and (ii) are not reimbursed by any insurance procured by the Company to cover such claims made against the Trust Fund.]4 [It is hereby acknowledged and agreed that if the undersigned is removed or ceases to be reelected as a director (despite standing for reelection) of the Company, then his or her indemnification obligations shall apply only to claims with respect to or arising out of acts or omissions by the Company during his or her tenure as a director of the Company.]5 [It is hereby acknowledged and agreed that if the undersigned is not elected or appointed as a director on or prior to the date of the Company’s second annual meeting of stockholders, then his indemnification obligations shall apply to claims with respect to or arising out of acts or omissions by the Company prior to the second annual meeting of stockholders.]6
5.     [In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, stock purchase, asset acquisition or similar type of business combination or a combination of any of the foregoing), one or more operating business that may be reasonably required to be presented to the Company under Delaware law, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or

[3]	Provision to be included in letter agreements with all directors and officers of the Company.

[4]	Bracketed text to be included in letter agreements with Dr. Amelio, Mrs. Hancock and Mr. Wozniak.

[5]	Bracketed text to be included in letter agreements with Dr. Amelio and Mrs. Hancock.

[6]	Bracketed text to be included in letter agreement with Mr. Wozniak.

until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any fiduciary obligation of the undersigned arising from a fiduciary relationship established prior to the undersigned’s fiduciary relationship with the Company.]7
6.     [The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that such Business Combination is fair to the Company’s stockholders from a financial perspective; provided, however, the Company will not be required to obtain such an opinion if the Board of Directors of the Company independently determines that the target business or businesses have sufficient fair market value].8
7.     The undersigned shall not, and shall cause the members of such person’s Immediate Family and the affiliates of such person not to, accept any compensation for services rendered to the Company prior to, or in connection with, the Business Combination; provided, that the undersigned shall be entitled to receive reimbursement from the Company for its out-of-pocket expenses incurred on behalf of the Company in connection with seeking and consummating a Business Combination to the extent contemplated in the Prospectus.
8.     The undersigned shall not, and shall cause the members of such person’s Immediate Family and the affiliates of such person not to, accept a finder’s fee or any other compensation in the event the undersigned, any member of such person’s Immediate Family or any affiliate of such person originates a Business Combination.
9.     [The undersigned hereby agrees to serve as [___of the Company] [Special Advisor to the Company] [and] [a member of the Board of Directors of the Company] until the earlier of (i) the Business Combination Date and (ii) the Liquidation Date].9
10.     The undersigned represents and warrants that [(i) the biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects (other than de minimis errors or omissions), does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended,] (ii) the questionnaires furnished by the undersigned to the Company and the Representative and attached hereto as Exhibit B are true and accurate in all respects (other than de minimis errors or omissions), and (iii) the undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and to serve as [___of the Company] [Special Advisor to the Company] [and] [a member of the Board of Directors of the Company]. The undersigned further represents and warrants that:
(a)     The undersigned is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction.
(b)     The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of

[7]	Provision to be included in letter agreements with all directors and officers of the Company.

[8]	Provision to be included in letter agreements with all directors and officers.

[9]	Paragraph to be included in letter agreements for all officers, directors of and special advisors to the Company.

another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding.
(c)     The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
(d)     The undersigned consents to being named in the Registration Statement as [           of the Company] [Special Advisor to the Company] [and] [a member of the Board of Directors of the Company].
     The undersigned understands that the Representative may conduct a reasonable background check with respect to the undersigned; provided, that the Representative agrees to maintain the confidentiality of any information received pursuant thereto, and further agrees not to transfer, or cause or permit the transfer of, such information to any other person or party, or use such information other than in connection with the IPO, in each case without the express written consent of the undersigned.
     The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Representative (or any of the Underwriters) a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided that such termination shall not relieve the undersigned from liability resulting from or arising out of any breach of this agreement or covenant hereunder prior to its termination.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
[The Remainder of this Page is Intentionally Left Blank]

Sincerely,
By:
Name:
Title:

Accepted and agreed: ACQUICOR TECHNOLOGY INC.
By:
Name:
Title:

Exhibit 10.2
Schedule 1
SUPPLEMENTAL COMMON DEFINITIONS
     Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.
     “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar type of business combination or a combination of any of the foregoing, of one or more domestic and/or foreign operating businesses, in the technology, multimedia and networking sectors having a fair market value (as calculated in accordance with requirements set forth in the Company’s Amended and Restated Certificate of Incorporation) either individually or collectively of at least 80% of the Company’s net assets at the time of such acquisition provided, however, that any acquisition of multiple operating businesses shall occur contemporaneously with one another.
     “Business Combination Date” shall mean the date upon which a Business Combination is consummated.
     “Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.
     “Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).
     “Insiders” shall mean all of the officers, directors and stockholders of and special advisors to the Company immediately prior to the Company’s IPO.
     “Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider prior to the effective date of the IPO, other than the Private Placement Shares owned by such Insider.
     “IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.
     "Private Placement” shall mean the sale of Units by the Company to the Insider pursuant to the Private Placement Unit Purchase Agreement, dated as of ___, between the Company, ThinkEquity Partners LLC and the purchasers listed on Exhibit A thereto.
     "Private Placement Shares” shall mean all shares of Common Stock issued by the Company in the Private Placement and all shares of Common Stock issuable upon the exercise of the Warrants issued by the Company in the Private Placement (such shares of Common Stock and Warrants issued as components of the Units issued in the Private Placement).
     “Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

1

     “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-128058) with the SEC on September 2, 2005, and any amendment or supplement thereto, in connection with the Company’s IPO.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.
     “Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, agreement in principle or definitive agreement with respect to a Business Combination on any day during the eighteen-month period immediately following the closing of the IPO, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the closing of the IPO if a letter of intent, agreement in principle or definitive agreement is executed within eighteen months following the closing of the IPO.
     “Transaction Failure Date” shall mean if a Transaction Failure first occurs as a result of the failure described in clause (i) of the definition of “Transaction Failure,” the date eighteen (18) months following the Effective Date, and if a Transaction Failure first occurs as a result of the failure described in clause (ii) of the definition of “Transaction Failure,” the date twenty-four (24) months following the Effective Date.
     “Trust Fund” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

2

Exhibit A
BIOGRAPHY
[ Insert Bio here ]

3

Exhibit B
QUESTIONNAIRES
4